UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

80 South Main Street, Hanover,
New Hampshire 03755
(Address of Principal Executive Offices) (Zip Code)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.                          Entry into a Material Definitive Agreement

On May 2, 2017, OneBeacon Insurance Group, Ltd. (“OneBeacon”), a non-wholly owned subsidiary of White Mountains Insurance Group, Ltd. (“White Mountains”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intact Financial Corporation (“Intact”), Intact Bermuda Holdings Ltd., a wholly owned subsidiary of Intact (“Holdco”) and Intact Acquisition Co. Ltd., a direct wholly owned subsidiary of Holdco (“Merger Sub”).  The Merger Agreement provides for, subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into OneBeacon (the “Merger”), with OneBeacon surviving the Merger as a direct wholly owned subsidiary of Holdco and indirect wholly owned subsidiary of Intact.

At the effective time of the Merger, all of the common shares of OneBeacon owned by the WTM Shareholders (as defined below) will be automatically transferred to Holdco in exchange for the right to receive an amount in cash equal to $18.10, without interest. As of the date hereof, the WTM Shareholders collectively own 71,754,738 Class B common shares of OneBeacon.

On May 2, 2017, White Mountains issued a press release announcing the Merger Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 2, 2017, in connection with the execution of the Merger Agreement, Lone Tree Holdings Ltd. and Bridge Holdings (Bermuda) Ltd., each a wholly owned subsidiary of White Mountains (collectively, the “WTM Shareholders”), entered into a voting agreement (the “Voting Agreement”) with Intact and White Mountains.  Pursuant to the Voting Agreement, the WTM Shareholders agreed, among other things, to vote or cause to be voted any issued and outstanding Class A and Class B common shares of OneBeacon (“OneBeacon Shares”) beneficially owned by them in favor of adopting the Merger Agreement, subject to certain exceptions.  In addition, White Mountains agreed to enter into, or cause its applicable subsidiary to enter into, a transition services agreement and an investment management agreement, forms of which are attached as exhibits to the Merger Agreement, at the closing of the Merger.

The Voting Agreement contains certain restrictions on the ability of the WTM Shareholders to transfer the OneBeacon Shares owned by them, to solicit third-party takeover proposals for OneBeacon and to enter into any arrangements with respect to the voting of the OneBeacon Shares.

The Voting Agreement will automatically terminate upon the earliest of (i) January 2, 2018 (which will be automatically extended to March 2, 2018 if on January 2, 2018, the only pending condition to the closing of the Merger is the condition related to regulatory approvals), (ii) the effective time of the Merger, (iii) the termination of the Merger Agreement, (iv) the entry without the prior written consent of the WTM Shareholders into any amendment or modification to the Merger Agreement that results in a decrease in the consideration payable to holders of Class B common shares of OneBeacon, a change in the type of consideration payable or otherwise causes a change that is materially adverse to the WTM Shareholders and (v) the mutual written agreement of the WTM Shareholders and Intact.

The foregoing summary of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.                   Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Voting Agreement, dated as of May 2, 2017, by and among Intact Financial Corporation, White Mountains Insurance Group, Ltd., Lone Tree Holdings Ltd. and Bridge Holdings (Bermuda) Ltd.

99.1	Press Release, dated as of May 2, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

	By:	/s/ J. Brian Palmer
		Name:	J. Brian Palmer
		Title:	Managing Director and Chief Accounting Officer

Date: May 2, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Voting Agreement, dated as of May 2, 2017, by and among Intact Financial Corporation, White Mountains Insurance Group, Ltd., Lone Tree Holdings Ltd. and Bridge Holdings (Bermuda) Ltd.

99.1	Press Release, dated as of May 2, 2017